Exhibit 99.2

LCNB Corp.

DIVIDEND REINVESTMENT AND

STOCK PURCHASE PLAN ENROLLMENT CARD

Please print or type all information except signature. Questions? Call toll-free at 1-800-368-5948 from 8:00 a.m. to 7:00 p.m. Eastern Time, Monday through Friday. Mail your completed Enrollment Card in the courtesy envelope provided to the address set forth below. If stock certificates are enclosed, please return by registered mail to:

REGISTRAR AND TRANSFER COMPANY

Dividend Reinvestment Plans

P.O. Box 664

Cranford, New Jersey 07016-9896

Please sign the authorization located on the reverse side of this form and complete the information below:

Name(s):___________________________________

__________________________________________

Address:___________________________________

__________________________________________

City/State/Zip:_______________________________

Social Security Number:_______________________

Daytime Phone Number:_______________________

NOTE: This Is Not A Proxy

Completion and return of this Authorization Form authorizes your enrollment in the LCNB Corp. Dividend Reinvestment and Stock Purchase Plan.

Do not return this form unless you wish to participate in the Plan.

____

Full Common Stock Dividend Reinvestment and Optional Cash Purchases – If you check this option, you authorize the purchase of additional shares of Common Stock with the cash dividends on all shares of Common Stock currently or subsequently registered in your name, as well as on the shares of Common Stock credited to your Plan Account. In addition, optional cash payments of not less than $25 or more than $5,000 may be made each month to purchase additional shares of Common Stock.

____

Partial Dividend Reinvestment and Optional Cash Purchases – If you check this option, you authorize the purchase of additional shares of Common Stock with the cash dividends on __________% of the shares (25%, 50%, 75%) of LCNB Corp. stock held by you in certificate form and the shares credited to your plan account. In addition, if you make optional cash payments of not less than $25 per payment, up to a total of $5,000 made each month, those payments will be used to purchase additional shares of Common Stock.

____

I wish to take advantage of the Plan’s safekeeping feature. Enclosed are certificates to be deposited into my Plan account. I understand that dividends on these shares will be automatically reinvested.

NOTE: Checks submitted for Optional Cash Purchases of stock must be received not less than 5 days prior to the Investment Date. (See Prospectus for details)  I understand that the purchase will be made under the terms and conditions of the Dividend Reinvestment Plan as described in the Plan Prospectus that accompanied this Authorization Form and that I may revoke this authorization at any time by notifying Registrar and Transfer Company, in writing, of my desire to terminate my participation. Please return this Authorization Form in the envelope provided to: Registrar and Transfer Company, PO Box 664, Cranford, NJ 07016-9896

Sign here exactly as name(s) appear on stock certificate(s). If shares are held jointly, all holders must sign.

Stockholder X__________________________________________ Date_____________

Stockholder X__________________________________________ Date_____________

Automatic Debit Authorization

You may authorize automatic monthly deductions from your personal bank account. Registrar and Transfer Company will automatically debit your bank account on or about the 25th of each month and invest these deductions in LCNB Corp. Common Stock. Please indicate the account from which you would like your additional investments withdrawn. You must enclose a pre-encoded deposit ticket or blank, voided check to help us identify your account or designate your account number, ABA number and the name of the financial institution where you maintain your account in the space provided below.

Amount to be deducted: ____________________________________________________ (minimum $25/ maximum $5,000 per month)

________________________________________________________________________________________________________________________________________________

Signature

Date

Joint Account Signature (if jointly held)

_____ Checking account

_____ Savings account

Acct. No._________________________

Acct. No._________________________

Financial Institution ________________________________________________________________

*ABA Number (required ___________________________________________________________

*(A Financial Institution’s ABA number is usually located before your account number on the bottom of your check.)